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                                                                       EXHIBIT 5

                        HOWARD & HOWARD ATTORNEYS, P.C.
                       1400 N. WOODWARD AVENUE, SUITE 101
                        BLOOMFIELD HILLS, MICHIGAN 48304

                                July 30, 1997


CAPITAL DIRECTIONS, INC.
322 South Jefferson Street
Mason, Michigan  48854

ATTENTION:  TIMOTHY P. GAYLORD

Greetings:

         We have acted as counsel to Capital Directions, Inc. (the "Company") in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, registering an additional 20,000 shares of the Company's Common Stock, par value $5 per share, issuable upon exercise of stock options granted to officers or other key employees of the Company or a subsidiary of the Company pursuant to the Capital Directions, Inc. Incentive Stock Option Plan (the "Plan"), which Plan was adopted by resolution of the Board of Directors of the Company (the "Board") on May 20, 1993 and approved by shareholders on April 28, 1994.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certifies, and other documents and conducted interviews with officers as we considered necessary or appropriate for the purpose of this opinion.

         It is our opinion that the Common Stock of the Company, when issued as provided in the Plan, will be legally issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

         This opinion is rendered pursuant to Item 8 of Form S-8 and Item 601 of Regulation S-K and may be relied upon only by the Company and the Securities and Exchange Commission and may not be used, quoted or referred to and/or filed with any other person without our prior written permission.

                                  VERY TRULY YOURS,

                                  HOWARD & HOWARD ATTORNEYS, P.C.


                                  /S/ MELANIE MAYO WEST
                                  --------------------------------------
                                  MELANIE MAYO WEST